EXHIBIT 10.1

NAVIGANT CONSULTING, INC.

2012 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

Navigant Consulting, Inc., a Delaware corporation (the “Company”), hereby grants to [            ] (the “Holder”) as of [                    ] (the “Grant Date”), pursuant to the terms and conditions of the Navigant Consulting, Inc. Amended and Restated 2012 Long-Term Incentive Plan (the “Plan”), a restricted stock unit award (the “Award”) with respect to [            ] shares of the Company’s Common Stock, par value $0.001 per share (“Stock”), upon and subject to the restrictions, terms and conditions set forth in the Plan and this agreement (the “Agreement”).

1. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Holder accepts this Agreement by executing it in the space provided below and returning such original execution copy to the Company and the Holder complies with its terms and conditions.

2. Rights as a Shareholder. The Holder shall not be entitled to any privileges of ownership with respect to the shares of Stock subject to the Award unless and until, and only to the extent, such shares become vested pursuant to Section 3 hereof and the Holder becomes a shareholder of record with respect to such shares.

3. Service-Based Vesting Condition. Except as otherwise provided in this Section 3, the Award shall vest [(i) on the first anniversary of the Grant Date with respect to one-third of the number of shares subject thereto on the Grant Date, (ii) on the second anniversary of the Grant Date with respect to an additional one-third of the number of shares subject thereto on the Grant Date and (iii) on the third anniversary of the Grant Date with respect to the remaining one-third of the number of shares subject thereto on the Grant Date], provided the Holder remains continuously employed by the Company or one of its affiliates through such date, and further provided that the Holder has been continuously and remains in compliance with the terms and conditions set forth in (a) the employment agreement or offer letter between the Holder and the Company, as in effect on the Grant Date (“Employment Agreement”), and (b) any Executive Officer Business Protection Agreement with the Company (and any other similar agreement (other than an Employment Agreement) with respect to the Holder’s confidentiality, non-competition or non-solicitation obligations to the Company) (“Business Protection Agreement”). The period of time prior to the vesting shall be referred to herein as the “Restriction Period.”

3.1. Termination of Employment.

3.1.1. Termination as a Result of Holder’s Death or Disability or by the Company other than for Cause Prior to a Change in Control. If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of (i) the Holder’s death or Disability (as defined in Section 3.1.5) or (ii) the Company’s termination of the Holder’s employment other than for Cause (as defined in Section 3.1.5 below) prior to a Change in Control, then in any such case, a pro-rata portion of the Award that was not vested immediately prior to such termination of employment shall vest upon such termination of employment and shall be settled in accordance with

Section 5; provided, however, in the event the Holder has satisfied the age and service requirements set forth in Section 3.1.3 for “Retirement,” then the pro-rated Award shall be settled on the next scheduled vesting date in the event of a termination by reason of Disability or by the Company other than for Cause prior to a Change in Control. For purposes of the foregoing sentence, a “pro-rata portion” shall mean the product of (x) the number of shares subject to the Award that would have vested on the next vesting date and (y) a fraction, the numerator of which is the number of days that have elapsed since the vesting date immediately prior to such termination of employment (or, in the case of the Holder’s termination of employment prior to the first vesting date, the Grant Date) through the date of termination of the Holder’s employment, and the denominator of which is 365. The portion of the Award that does not vest in connection with such termination of employment shall be immediately forfeited and cancelled by the Company.

3.1.2. Termination by the Company for Cause or by the Holder (other than by reason of Retirement). If the Holder’s employment with the Company terminates prior to the end of the Restriction Period by reason of (i) the Company’s termination of the Holder’s employment for Cause or (ii) the Holder’s resignation from employment for any reason other than Retirement, then the portion of the Award that was not vested immediately prior to such termination of employment shall be immediately forfeited by the Holder and cancelled by the Company.

3.1.3. Termination by Reason of Retirement. If the Holder’s employment with the Company is terminated by reason of Retirement, and provided that the Holder has been and remains in compliance, throughout the Restriction Period, with the post-employment obligations set forth in (i) the Holder’s Employment Agreement (such terms and conditions thereof being incorporated herein by reference) and (ii) any Business Protection Agreement to which the Holder is a party (such terms and conditions thereof being incorporated herein by reference), the Award shall continue to vest in accordance with the vesting schedule set forth in this Section 3, assuming the Holder had remained employed with the Company on each such vesting date. As used herein, “Retirement” shall mean the Holder’s voluntary resignation of employment from the Company and its Subsidiaries if, on the date of such resignation of employment, the sum of the Holder’s age and continuous years of service with the Company equals at least 65, with a minimum of at least five continuous years of service and a minimum age of 55.

3.1.4. Change in Control.

(a) In the event of a Change in Control pursuant to which the Award is not effectively assumed by the surviving or acquiring corporation in a Change in Control (with appropriate adjustments to the number and kinds of shares, in each case, that preserve the material terms and conditions of the Award as in effect immediately prior to the Change in Control), the portion of the Award that was not vested immediately prior to such Change in Control shall be 100% vested upon such Change in Control and shall be payable within thirty (30) days following the Change in Control to the extent permitted under Section 409A of the Code and, if not permitted, such Award shall be payable in accordance with the vesting schedule otherwise set forth in this Section 3.

(b) In the event a Change in Control occurs during the Restriction Period and the Holder’s employment is terminated by the Company other than for Cause or by the Holder for Good Reason (as defined in Section 3.1.5) or due to a Constructive Termination of Employment (as defined in Section 3.1.5), as applicable, within 24 months following such Change in Control, the portion of the Award that was not vested immediately prior to such termination of employment shall be 100% vested upon such termination of employment.

3.1.5. Definitions. For purposes of this Agreement, “Cause,” “Constructive Termination of Employment,” “Disability” and “Good Reason” (as applicable) shall have the meanings set forth in the Holder’s Employment Agreement.

4. Compliance with Other Agreements. The Holder hereby reaffirms the Holder’s agreement to comply with the Holder’s Employment Agreement and any Business Protection Agreement to which the Holder is a party, in consideration of being eligible to receive this Award and the benefits provided this Agreement. The Holder further acknowledges and agrees that the Holder’s obligations under the Holder’s Employment Agreement and any Business Protection Agreement to which the Holder is a party will remain in full force and effect in accordance with the terms and conditions thereof without regard to whether the Holder vests in this Award (or any portion thereof) and notwithstanding the Holder fully vesting in the Award, or any expiration, modification, or termination of the Restriction Period, the Award, the Plan or this Agreement.

5. Delivery of Certificates. Subject to Section 7 and provided that the Holder has been continuously and remains in compliance with the terms and conditions of the Holder’s Employment Agreement and any Business Protection Agreement to which the Holder is a party, as soon as practicable (but not later than 30 days) after the vesting of the Award, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates issued in the Holder’s name (or such other name as is acceptable to the Company and designated in writing by the Holder) representing the number of vested shares; provided, however, in the event of the vesting of the Award pursuant to Section 3.1.4, if the Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) and such Change in Control is not a “change in control event” (within the meaning of Section 409A of the Code), such Award shall be payable in accordance with the vesting schedule otherwise set forth in Section 3. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 7. Prior to the issuance to the Holder of the shares of Stock subject to the Award, the Holder shall have no direct or secured claim in any specific assets of the Company or in such shares of Stock, and will have the status of a general unsecured creditor of the Company.

6. Transfer Restrictions and Investment Representation.

6.1. Nontransferability of Award. The Award may not be transferred by the Holder other than by will or the laws of descent and distribution or pursuant to the designation of one or more beneficiaries on the form prescribed by the Company. Except to the extent permitted by the foregoing sentence, the Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Award, the Award and all rights hereunder shall immediately become null and void.

6.2. Investment Representation. The Holder hereby represents and covenants that (a) any share of Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any shares of Stock hereunder or (y) is true and correct as of the date of any sale of any such share, as applicable. As a further condition precedent to the delivery to the Holder of any shares of Stock subject to the Award, the Holder shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Board shall in its sole discretion deem necessary or advisable.

7. Additional Terms and Conditions of Award.

7.1. Withholding Taxes.

7.1.1 As a condition precedent to the delivery of the shares of Stock upon the vesting of the Award, the Holder shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

7.1.2 The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered to the Holder having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments or (4) any combination of (1), (2) and (3). Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

7.2. Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the terms of this Award, including the number and class of securities subject hereto, shall be appropriately adjusted by the Committee. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) to prevent dilution or enlargement of rights of the Holder. The decision of the Board regarding any such adjustment shall be final, binding and conclusive.

7.3. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the shares of Stock subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares hereunder, the shares of Stock subject to the Award shall not be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval, or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

7.4. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Holder, or any provision of this Agreement or any Business Protection Agreement to which the Holder is a party, give or be deemed to give the Holder any right to continued employment by the Company or prevent or be deemed to prevent the Company from terminating the Holder’s employment at any time, with or without Cause.

7.5. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Holder or by the Company forthwith to the Committee for review, provided that nothing in this Section 7.5 shall limit or otherwise affect the Holder’s or the Company’s ability to seek injunctive or other relief as provided in the Holder’s Employment Agreement or any Business Protection Agreement to which the Holder is a party, as the case may be, with respect to a dispute arising thereunder. The resolution by the Committee of a dispute submitted to the Committee shall be final and binding on all parties.

7.6. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Holder and his or her heirs, executors, administrators, successors and assigns.

7.7. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Navigant Consulting, Inc., Attn. General Counsel, 30 S. Wacker Dr., Suite 3550, Chicago, Illinois 60606, and if to the Holder, to the last known mailing address of the Holder contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (i) by personal delivery, (ii) by facsimile or electronic mail with confirmation of receipt, (iii) by mailing in the United States mails or (iv) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

7.8. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

7.9. Entire Agreement. The Plan is incorporated herein by reference. Capitalized terms not defined herein shall have the meanings specified in the Plan. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all contemporaneous and/or prior undertakings and agreements of the Company and the Holder with respect to the subject matter hereof. This Agreement may not be modified adversely to the Holder’s interest except by means of a writing signed by the Company and the Holder.

7.10. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

7.11. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Holder, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

7.12. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

7.13. Cancellation and Forfeiture of Award. Notwithstanding anything contained in this Agreement, and without limiting or otherwise affecting the Company’s rights and remedies as otherwise set forth in this Agreement, the Holder’s Employment Agreement or any Business Protection Agreement to which the Holder is a party, or otherwise, if the Holder engages in any activity which constitutes Cause, breaches any of his or her obligations to the Company or any of its affiliates under the Holder’s Employment Agreement or any Business Protection Agreement to which the Holder is a party, or any other noncompetition, nonsolicitation, confidentiality, intellectual property or other restrictive covenant or engages in any activity which is contrary, inimical or harmful to the Company or any of its affiliates, including but not limited to violations of Company policy to the extent then applicable to the Holder, the Company may take such action as it shall deem appropriate to cause the Award to be cancelled as of the date on which the Holder first engaged in such activity or breached such obligation, and the Company thereafter may require the repayment of any amounts received by the Holder in connection with the vesting of the Award following the date that the Holder first engaged in such activity or breached such obligation. The determination by the Committee of the existence of Cause shall be conclusive and binding.

7.14. Compliance With Section 409A of the Code. This Award is intended to be exempt from or comply with Section 409A of the Code and shall be interpreted and construed accordingly, and each payment hereunder shall be considered a separate payment. To the extent this Agreement provides for the Award to become vested and be settled upon the Holder’s termination of employment, the applicable shares of Stock shall be transferred to the Holder or his or her beneficiary upon the Holder’s “separation from service,” within the meaning of Section 409A of the Code. Notwithstanding any other provision in this Award, to the extent any payments hereunder constitute nonqualified deferred compensation, within the meaning of Section 409A, then if the Holder is a specified employee (within the meaning of Section 409A of the Code) as of the date of the Holder’s separation from service, each such payment that is payable upon the Holder’s separation from service and would have been paid prior to the six-month anniversary of the Holder’s separation from service, shall be delayed until the earlier to occur of (i) the first day of the seventh month following the Holder’s separation from service and (ii) the date of the Holder’s death.

NAVIGANT CONSULTING, INC.

By:

Accepted this              day of                         , 20

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